news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS THIRD-QUARTER RESULTS

  Adjusted Diluted EPS from Continuing Operations of 76 Cents, Including Favorable Income Tax Adjustment of $19 Million, or 16 Cents Per Diluted Share
  Strong Quarterly Operating Cash Flow of $169 Million
  Year-Over-Year, Sequential Increases in Number of Beds Served
  Company Raises 2009 Cash Flow Guidance; Sees Full-Year 2009 Earnings Guidance Range (Before Favorable Income Tax Adjustments) of $2.50 - $2.52 In Adjusted Diluted EPS

COVINGTON, Ky., November 5, 2009 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, reported today financial results for its third quarter ended September 30, 2009.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased to report third quarter earnings (before tax benefits) that were consistent with Street consensus estimates and cash flow that continued exceptionally strong. During the quarter, we made further operational advancements within our pharmacy business, as we benefitted from incremental cost savings attributable to our productivity and cost reduction initiatives and delivered another quarter of net bed growth. Moreover, our specialty pharmacy business continued to generate substantial growth and our hospice pharmacy business also contributed positively to our performance for the quarter. These factors helped mitigate the effects of anticipated reimbursement actions on certain generic drugs and the softness in our contract research business in the quarter. Moreover, tight working capital management drove our highest quarterly cash flow output of the year-to-date, enabling us to further improve our financial position.”

Third-Quarter Results

Financial results from continuing operations for the quarter ended September 30, 2009 under U.S. Generally Accepted Accounting Principles (“GAAP”), including a favorable income tax benefit, restructuring and related charges, the effects of recently adopted

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

accounting rules and other special items described below, as compared with the same prior-year period, were as follows:

  Earnings per diluted share were 67 cents versus 46 cents
  Income from continuing operations was $78.7 million as compared with $54.4 million
  Sales were $1,543.9 million as compared with $1,578.3 million

Results for both the third quarter of 2009 and 2008 include the impact of special items and accounting changes (described below) totaling $17.5 million pretax and $28.8 million pretax, respectively. Adjusting for these special items and accounting changes, but including the impact of the aforementioned favorable income tax adjustment, results from continuing operations for the quarter ended September 30, 2009 and 2008, respectively, were as follows:

  Adjusted earnings per diluted share were 76 cents versus 61 cents
  Adjusted income from continuing operations was $89.5 million as compared with $72.0 million
  Sales were $1,543.9 million as compared with $1,578.3 million

As mentioned above, the third quarter 2009 results include a favorable income tax adjustment of approximately $19 million, or 16 cents per diluted share, primarily attributable to the reversal of certain unrecognized tax benefits for tax positions settled through the expiration of statutes of limitations.

Financial Position

Operating cash flow for the quarter ended September 30, 2009 was $168.8 million versus $103.0 million in the comparable prior-year quarter. The 2008 third quarter included one extra weekly payment to the Company’s drug wholesaler of approximately $65 million.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the third quarter of 2009, including the special items and accounting changes discussed below, were $159.0 million versus $156.5 million in the third quarter of 2008. Excluding the special items and accounting changes, adjusted EBITDA in the 2009 quarter was $168.4 million versus $178.8 million in the 2008 quarter.

During the third quarter of 2009, the Company repaid $75.0 million of its senior term A loan, had no borrowings outstanding on its revolving credit facility and, at September 30, 2009, had $327.1 million in cash on its balance sheet. The Company’s total debt to total capital at September 30, 2009 was 36.1%, down approximately 390 basis points from 40.0% at September 30, 2008 as restated for the retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

To facilitate comparisons and to enhance the understanding of core operating performance, this discussion includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes described elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated sales of $1,507.0 million for the third quarter of 2009 as compared with sales of $1,526.8 million reported in the third quarter of 2008. Adjusted operating profit in this business was $164.4 million in the 2009 third quarter as compared with the $174.2 million earned in the same 2008 quarter.

At September 30, 2009, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,389,000 beds, including approximately 63,000 patients served under the patient assistance programs of its specialty pharmacy services business. The comparable number at June 30, 2009 was 1,384,000 beds (including approximately 59,000 patients served under the patient assistance programs of the specialty pharmacy services business). The comparable number at September 30, 2008 was 1,387,000 beds (including approximately 67,000 patients served under the patient assistance programs of the specialty pharmacy services business). The Company noted that sequential quarterly growth in beds served in the third quarter was achieved despite approximately 5,500 beds voluntarily foregone owing to pricing or payment issues as well as facility closures or sales.

Revenues in the pharmacy services business for the third quarter of 2009 were modestly lower than in the 2008 third quarter owing largely to the increased availability and utilization of generic drugs, reductions in reimbursement and/or utilization for certain drugs and a lower year-over-year average number of net beds served, along with a shift in mix toward assisted living which typically has lower penetration rates. These factors were largely offset by drug price inflation, continued strong growth in specialty pharmacy services and the increased use of certain higher acuity drugs. The year-over-year decrease in third-quarter operating profit was due primarily to reductions in reimbursement and/or utilization for certain drugs, partially offset by the increased use of higher margin generic drugs as well as reduced costs and increased productivity associated with the Full Potential Plan and strategic sourcing initiatives.

CRO Business

The Company's CRO business generated revenues of $36.9 million on a GAAP basis for the third quarter of 2009 as compared with the $51.5 million in revenues generated in the same prior-year quarter. Included in the 2009 and 2008 periods were reimbursable out-of-pocket expenses totaling $3.4 million and $8.3 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $33.5 million for the 2009 third quarter as compared with $43.2 million for the same prior-year period. Adjusted operating profit for the 2009 third quarter totaled $0.7 million versus $4.5 million in the same prior-year period. Backlog at September 30, 2009 was $235.7 million.

Nine Months Results

Financial results from continuing operations for the nine months ended September 30, 2009, as compared with the same prior-year period, including the impact of the favorable income tax adjustment and the special items and accounting changes described below were as follows:

  Earnings per diluted share were $1.30 versus 97 cents
  Income from continuing operations was $153.0 million as compared with $115.4 million
  Sales were $4,626.5 million as compared with $4,631.4 million

Results from continuing operations for both the first nine months of 2009 and 2008 include the impact of special items and accounting changes (which are described later herein) of $123.3 million pretax and $100.1 million pretax, respectively. Adjusting for these special items, but including the impact of the favorable income tax adjustment, results for the nine months ended September 30, 2009, as compared with the same prior-year period, were as follows:

  Adjusted earnings per diluted share were $2.04 versus $1.49
  Adjusted income from continuing operations was $240.3 million as compared with $176.8 million
  Sales were $4,626.5 million as compared with $4,631.4 million

As mentioned earlier herein, the 2009 year-to-date results include a favorable income tax adjustment of approximately $19 million, or 16 cents per diluted share, primarily attributable to the reversal of certain unrecognized tax benefits for tax positions settled through the expiration of statutes of limitations.

EBITDA for the first nine months of 2009, including special items and accounting changes, was $422.2 million versus $391.1 million in the comparable prior-year period. Excluding special items and accounting changes, adjusted EBITDA in the first nine months of 2009 was $520.5 million as compared with $472.0 million in the first nine months of 2008.

Operating cash flow for the first nine months of 2009 totaled $431.0 million. Operating cash flow over the same period in 2008 was $330.2 million. The 2008 period included one extra weekly payment to the Company’s drug wholesaler of approximately $65 million.

Special Items and Accounting Changes

As noted above, the results for the third quarter of 2009 include the impact of special items and accounting changes totaling approximately $17.5 million pretax ($10.8 million aftertax, or approximately 9 cents per diluted share). Operating income for the third quarter of 2009 includes a pretax charge of $6.3 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, a pretax charge of $2.0 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations, and $1.1 million in pretax charges relating primarily to stock option expense under the prior implementation of the authoritative guidance for share-based payment accounting change. The third-quarter results also include special litigation charges of $1.7 million pretax associated with litigation and other related professional fees in connection primarily with certain government inquiries, the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”), and certain large customer disputes.

As a result of the Company’s retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), effective January 1, 2009, results for the third quarter of 2009 also include an incremental, non-cash interest expense of $7.1 million pretax. In addition, the Company reported a pretax credit in the 2009 third quarter of $0.6 million comprised primarily of a reduction in the Company’s original estimate of contingent consideration payable for an acquisition under the recently adopted authoritative guidance for business combinations.

The results for the third quarter of 2008 include the impact of special items and an accounting change totaling $28.8 million pretax ($17.6 million aftertax, or approximately 15 cents per diluted share). Operating income for the third quarter of 2008 includes special litigation charges of $13.5 million pretax associated with litigation and other related professional fees in connection primarily with the Company’s lawsuit against United and certain large customer disputes, as well as previously disclosed government inquiries, a pretax charge of $7.7 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, pretax charges of $6.5 million pertaining to the aforementioned adoption of the new convertible debt authoritative guidance, and a pretax charge of $1.2 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

Results for the first nine months of 2009 include special items totaling $123.3 million pretax ($87.4 million aftertax, or approximately 74 cents per diluted share), including $71.8 million pretax associated with the above-mentioned litigation and other related professional fees, $19.1 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, pretax charges of $20.8 million pertaining to the adoption of the aforementioned new convertible debt authoritative guidance, $5.2 million pretax relating to incremental costs associated with the closure of one of the Company’s repackaging operations, $4.2 million in pretax charges relating primarily to stock option expense under share-based payment authoritative guidance, and $2.2 million pretax relating to the adoption of recently issued authoritative guidance for business combinations.

Results for the first nine months of 2008 include special items totaling $100.1 million pretax ($61.5 million aftertax, or approximately 52 cents per diluted share), including $51.1 million pretax associated with the above-mentioned litigation and other related professional fees, $24.9 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, pretax charges of $19.3 million pertaining to the adoption of the aforementioned new convertible debt authoritative guidance, and $4.8 million pretax relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

Outlook

The Company also noted that, with one quarter remaining, it is tightening its range of full-year 2009 earnings guidance to $2.50 - $2.52 per diluted share from continuing operations, as adjusted to exclude special items and accounting changes. Incremental to this range will be the favorable income tax adjustment that benefitted its third quarter results of 16 cents per diluted share and a similar tax benefit of approximately 10 cents per diluted share that is expected in the fourth quarter. Additionally, in light of its strong cash flow for the year-to-date, the Company increased its full-year 2009 cash flow guidance to $500-$550 million (excluding one-time litigation payments).

Webcast Today

Omnicare will hold a conference call to discuss third-quarter results today, Thursday, November 5, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 31 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(a)(c)(e)(g)	(a)(b)(c)(e)	(a)(c)(f)(g)	(a)(b)(c)(f)

Net sales	$1,543,901	$1,578,251	$4,626,513	$4,631,401
Cost of sales	1,175,946	1,172,791	3,496,492	3,482,236
Repack matters	1,755	1,041	3,672	4,175
Gross profit	366,200	404,419	1,126,349	1,144,990
Selling, general and administrative
expenses	203,394	228,325	623,018	681,503
Provision for doubtful accounts	23,098	27,180	71,079	79,425
Restructuring and other related charges	6,295	7,655	19,095	24,887
Litigation and other related professional fees	1,739	13,479	71,761	51,143
Repack matters	277	129	1,549	628
Acquisition and other related costs	(632)	-	2,218	-
Operating income	132,029	127,651	337,629	307,404
Investment income	1,202	1,441	4,641	6,011
Interest expense	(29,588)	(36,662)	(90,650)	(109,168)
Amortization of discount on convertible notes	(7,059)	(6,544)	(20,783)	(19,265)
Income from continuing operations before income taxes	96,584	85,886	230,837	184,982
Income tax expense	17,838	31,536	77,869	69,601
Income from continuing operations	78,746	54,350	152,968	115,381
Loss from discontinued operations, including
impairment charge of $12,065 aftertax during
the nine months ended 2009 period (a)	(6,231)	(591)	(20,840)	(2,537)
Net income	$72,515	$53,759	$132,128	$112,844

Earnings (loss) per common share - Basic:(d)
Continuing operations	$0.67	$0.47	$1.31	$0.98
Discontinued operations (a)	(0.05)	(0.01)	(0.18)	(0.02)
Net income	$0.62	$0.46	$1.13	$0.96

Earnings (loss) per common share - Diluted:(d)
Continuing operations	$0.67	$0.46	$1.30	$0.97
Discontinued operations (a)	(0.05)	(0.01)	(0.18)	(0.02)
Net income	$0.61	$0.46	$1.12	$0.95

Weighted average number of common
shares outstanding:
Basic	117,598	115,983	116,970	117,904
Diluted	118,145	117,483	117,711	118,764

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (h)
Excluding Reimbursable Out-of-Pockets and Special Items
(000s)
Unaudited

				Corporate
	Pharmacy	CRO		and	Consolidated
	Services (a)	Services		Consolidating	Totals (a)
Three months ended September 30, 2009 (a):

Adjusted net sales	$1,507,031	$33,505	(i)	$-	$1,540,536 (i)

Adjusted operating income (expense) from continuing operations (j)	$164,401	$663		$(22,547)	$142,517
Depreciation and amortization expense	19,455	526		14,023	34,004
Amortization of discount on convertible notes	-	-		(7,059)	(7,059)
Incremental share-based payment amortization expense	-	-		(1,054)	(1,054)
Adjusted earnings before interest, income taxes, depreciation
and amortization ("EBITDA") from continuing operations (j)(k)	$183,856	$1,189		$(16,637)	$168,408

Three months ended September 30, 2008 (a)(b):

Adjusted net sales	$1,526,787	$43,184	(i)	$-	$1,569,971 (i)

Adjusted operating income (expense) from continuing operations (j)	$174,238	$4,544		$(28,827)	$149,955
Depreciation and amortization expense	21,154	473		13,716	35,343
Amortization of discount on convertible notes	-	-		(6,544)	(6,544)

Adjusted EBITDA from continuing operations (j)(k)	$195,392	$5,017		$(21,655)	$178,754

Nine months ended September 30, 2009 (a):

Adjusted net sales	$4,504,097	$108,108	(i)	$-	$4,612,205 (i)

Adjusted operating income (expense) from continuing operations (j)	$501,960	$5,327		$(67,126)	$440,161
Depreciation and amortization expense	61,682	1,469		42,206	105,357
Amortization of discount on convertible notes	-	-		(20,783)	(20,783)
Incremental share-based payment amortization expense	-	-		(4,237)	(4,237)

Adjusted EBITDA from continuing operations (j)(k)	$563,642	$6,796		$(49,940)	$520,498

Nine months ended September 30, 2008 (a)(b):

Adjusted net sales	$4,477,133	$129,807	(i)	$-	$4,606,940 (i)

Adjusted operating income (expense) from continuing operations (j)	$459,754	$12,386		$(83,903)	$388,237
Depreciation and amortization expense	59,353	1,362		(42,280)	102,995
Amortization of discount on convertible notes	-	-		(19,265)	(19,265)

Adjusted EBITDA from continuing operations (j)(k)	$519,107	$13,748		$(60,888)	$471,967

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	September 30,	December 31,
	2009 (a)	2008 (a)(b)
ASSETS
Current assets:
Cash and cash equivalents	$324,137	$214,668
Restricted cash	2,929	1,891
Accounts receivable, net	1,248,370	1,337,558
Unbilled receivables, CRO	26,239	22,329
Inventories	345,554	449,023
Deferred income tax benefits	147,430	134,249
Other current assets	180,912	176,989
Current assets of discontinued operations	23,180	34,986
Total current assets	2,298,751	2,371,693
Properties and equipment, net	212,331	208,527
Goodwill	4,246,320	4,211,221
Identifiable intangible assets, net	305,678	329,446
Other noncurrent assets	284,096	272,113
Noncurrent assets of discontinued operations	44,724	57,245
Total noncurrent assets	5,093,149	5,078,552
Total assets	$7,391,900	$7,450,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$256,484	$333,728
Accrued employee compensation	33,419	50,082
Deferred revenue, CRO	12,964	23,227
Current debt	176,374	1,784
Other current liabilities	289,736	221,632
Current liabilities of discontinued operations	9,098	10,336
Total current liabilities	778,075	640,789
Long-term debt, notes and convertible debentures	1,972,952	2,352,824
Deferred income tax liabilities	571,197	525,426
Other noncurrent liabilities	257,983	276,284
Noncurrent liabilities of discontinued operations	53	53
Total noncurrent liabilities	2,802,185	3,154,587
Total liabilities	3,580,260	3,795,376
Stockholders' equity	3,811,640	3,654,869
Total liabilities and stockholders' equity	$7,391,900	$7,450,245

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended	Nine month ended
	September 30, 2009 (a)	September 30, 2009 (a)
Cash flows from operating activities:
Net income	$72,515	$132,128
Loss from discontinued operations	6,231	20,840
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation expense	11,868	37,335
Amortization expense	22,136	68,022
Changes in assets and liabilities, net of effects
from acquisition and divestiture of businesses	56,003	172,708
Net cash flows from operating activities of continuing operations	168,753	431,033
Net cash flows from operating activities of discontinued operations	(94)	568
Net cash flows from operating activities	168,659	431,601

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(21,398)	(64,498)
Capital expenditures	(10,951)	(26,266)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	(305)	538
Disbursements for loans and investments	(5,600)	(5,600)
Other	(140)	(1,929)
Net cash flows used in investing activities of continuing operations	(38,394)	(97,755)
Net cash flows used in investing activities of discontinued operations	(60)	(504)
Net cash flows used in investing activities	(38,454)	(98,259)

Cash flows from financing activities:
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations	(75,383)	(226,376)
Decrease in cash overdraft balance	(1,586)	(1,723)
Payments for stock awards and exercise of
stock options, net of stock tendered in payment	700	10,164
Excess tax benefits from stock-based compensation	1	2,367
Dividends paid	(2,691)	(8,043)
Net cash flows used in financing activities of continuing operations	(78,959)	(223,611)
Net cash flows used in financing activities of discontinued operations	—	—
Net cash flows used in investing activities	(78,959)	(223,611)

Effect of exchange rate changes on cash	(1,029)	(198)

Net increase in cash and cash equivalents	50,217	109,533
Less (decrease) increase in cash and cash equivalents of discontinued operations	(154)	64
Increase in cash and cash equivalents of continuing operations	50,371	109,469
Cash and cash equivalents at beginning of period	273,766	214,668
Cash and cash equivalents at end of period	$324,137	$324,137

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

Adjusted net sales:
Net sales (c)	$1,543,901	$1,578,251	$4,626,513	$4,631,401
Reimbursable out-of-pockets (c)	(3,365)	(8,280)	(14,308)	(24,461)
Adjusted net sales, excluding reimbursable out-of-pockets (i)	$1,540,536	$1,569,971	$4,612,205	$4,606,940

Adjusted gross profit:
Gross profit	$366,200	$404,419	$1,126,349	$1,144,990
Special items (j)	1,755	1,041	3,672	4,175
Adjusted gross profit (j)	$367,955	$405,460	$1,130,021	$1,149,165

Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$132,029	$127,651	$337,629	$307,404
Special items (j)	10,488	22,304	102,532	80,833
Adjusted EBIT (j)	$142,517	$149,955	$440,161	$388,237

Adjusted income from continuing operations before income taxes:
Income from continuing operations before income taxes	$96,584	$85,886	$230,837	$184,982
Special items (j)	17,547	28,848	123,315	100,098
Adjusted income from continuing operations before income taxes (j)	$114,131	$114,734	$354,152	$285,080

Adjusted income, net of taxes:
Income from continuing operations	$78,746	$54,350	$152,968	$115,381
Special items, net of taxes (j)	10,754	17,632	87,380	61,455
Adjusted income from continuing operations (j)	89,500	71,982	240,348	176,836
Loss from discontinued operations, including impairment charge of $12,065
aftertax during the nine months ended 2009 period (a)	(6,231)	(591)	(20,840)	(2,537)
Adjusted net income (j)	$83,269	$71,391	$219,508	$174,299

Adjusted earnings per share ("EPS"):(d)
Basic earnings per share from continuing operations	$0.67	$0.47	$1.31	$0.98
Special items, net of taxes (j)	0.09	0.15	0.75	0.52
Adjusted basic earnings per share from continuing operations (j)	$0.76	$0.62	$2.05	$1.50
Basic earnings per share from discontinued operations	(0.05)	(0.01)	(0.18)	(0.02)
Adjusted basic earnings per share	$0.71	$0.62	$1.88	$1.48
Diluted earnings per share from continuing operations	$0.67	$0.46	$1.30	$0.97
Special items, net of taxes (j)	0.09	0.15	0.74	0.52
Adjusted diluted earnings per share from continuing operations (j)	$0.76	$0.61	$2.04	$1.49
Diluted earnings per share from discontinued operations	(0.05)	(0.01)	(0.18)	(0.02)
Adjusted diluted earnings per share (j)	$0.71	$0.61	$1.87	$1.47

Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") from continuing operations: (k)
EBIT from continuing operations	$132,029	$127,651	$337,629	$307,404
Depreciation and amortization expense	34,004	35,343	105,357	102,995
Amortization of discount on convertible notes	(7,059)	(6,544)	(20,783)	(19,265)
EBITDA from continuing operations (k)	158,974	156,450	422,203	391,134
Special items (j)	9,434	22,304	98,295	80,833
Adjusted EBITDA from continuing operations (j)(k)	$168,408	$178,754	$520,498	$471,967

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations(k)	$158,974	$156,450	$422,203	$391,134
(Subtract)/Add:
Interest expense, net of investment income	(28,386)	(35,221)	(86,009)	(103,157)
Income tax provision	(17,838)	(31,536)	(77,869)	(69,601)
Changes in assets and liabilities, net of effects from
acquisition and divestitures of businesses	56,003	13,293	172,708	111,855
Net cash flows from operating activities of continuing operations	168,753	102,986	431,033	330,231
Net cash flows from operating activities of discontinued operations	(94)	287	568	1,654
Net cash flows from operating activities	$168,659	$103,273	$431,601	$331,885

Free cash flow from continuing operations: (l)
Net cash flows from operating activities of continuing operations	$168,753	$102,986	$431,033	$330,231
Capital expenditures	(10,951)	(18,249)	(26,266)	(45,679)
Dividends	(2,691)	(2,668)	(8,043)	(8,080)
Free cash flow from continuing operations(l)	$155,111	$82,069	$396,724	$276,472

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT from continuing operations	$158,814	$152,783	$409,553	$382,684
Special items (j)	5,587	21,455	92,407	77,070
Adjusted EBIT from continuing operations - Pharmacy Services (j)	$164,401	$174,238	$501,960	$459,754
Adjusted EBITDA - Pharmacy Services: (k)
EBITDA from continuing operations (k)	$178,269	$173,937	$471,235	$442,037
Special items (j)	5,587	21,455	92,407	77,070
Adjusted EBITDA from continuing operations - Pharmacy Services (j)(k)	$183,856	$195,392	$563,642	$519,107

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008 (b)	2009	2008 (b)

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(24,826)	$(29,676)	$(73,924)	$(86,292)
Special items (j)	2,279	849	6,798	2,389
Adjusted EBIT - Corporate and Consolidating (j)	$(22,547)	$(28,827)	$(67,126)	$(83,903)

Adjusted EBITDA - Corporate and Consolidating: (k)
EBITDA (k)	$(17,862)	$(22,504)	$(52,501)	$(63,277)
Special items (j)	1,225	849	2,561	2,389
Adjusted EBITDA - Corporate and Consolidating (j)(k)	$(16,637)	$(21,655)	$(49,940)	$(60,888)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (c)	$36,870	$51,464	$122,416	$154,268
Reimbursable out-of-pockets (c)	(3,365)	(8,280)	(14,308)	(24,461)
Adjusted net sales - CRO Services (i)	$33,505	$43,184	$108,108	$129,807
Adjusted EBIT - CRO Services:
EBIT	$(1,959)	$4,544	$2,000	$11,012
Special items (j)	2,622	-	3,327	1,374
Adjusted EBIT - CRO Services (j)	$663	$4,544	$5,327	$12,386
Adjusted EBITDA - CRO Services: (k)
EBITDA (k)	$(1,433)	$5,017	$3,469	$12,374
Special items (j)	2,622	-	3,327	1,374
Adjusted EBITDA - CRO Services (j)(k)	$1,189	$5,017	$6,796	$13,748

DEFINITIONS:

          GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").
          Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Discontinued Operations - Summary Financial Data, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2009 (a)	2008 (a)(b)	2009 (a)	2008 (a)(b)

Net sales
Pharmacy Services - continuing operations	$1,507,031	$1,526,787	$4,504,097	$4,477,133
Pharmacy Services - discontinued operations	18,388	25,138	59,661	81,119
Total Pharmacy Services	1,525,419	1,551,925	4,563,758	4,558,252

CRO Services(i)	33,505	43,184	108,108	129,807

Total net sales - continuing operations (i)	1,540,536	1,569,971	4,612,205	4,606,940
Total net sales - discontinued operations	18,388	25,138	59,661	81,119
Total net sales (i)	$1,558,924	$1,595,109	$4,671,866	$4,688,059

Adjusted operating income (loss) (j)
Pharmacy Services - continuing operations (j)	$164,401	$174,238	$501,960	$459,754
Pharmacy Services - discontinued operations including
impairment charge of $14,492 pretax during the
nine months ended 2009 period (a)	(10,103)	(951)	(28,808)	(4,101)
Total Pharmacy Services	154,298	173,287	473,152	455,653

CRO Services (j)	663	4,544	5,327	12,386
Corporate (j)	(22,547)	(28,827)	(67,126)	(83,903)

Total adjusted operating income - continuing operations (j)	142,517	149,955	440,161	388,237
Total adjusted operating loss - discontinued operations including impairment charge of $14,492 pretax during the
nine months ended 2009 period (a)	(10,103)	(951)	(28,808)	(4,101)
Total operating income (j)	$132,414	$149,004	$411,353	$384,136

Depreciation and amortization ("D&A")
Pharmacy Services - continuing operations	$19,455	$21,154	$61,682	$59,353
Pharmacy Services - discontinued operations	1,126	1,325	3,507	4,057
Total Pharmacy Services	20,581	22,479	65,189	63,410

CRO Services	526	473	1,469	1,362
Corporate (j)	5,910	7,172	17,186	23,015

Total D & A - continuing operations (j)	25,891	28,799	80,337	83,730
Total D & A - discontinued operations	1,126	1,325	3,507	4,057
Total D & A (j)	$27,017	$30,124	$83,844	$87,787

Loss from discontinued operations (a)
Loss from operations of disposal group, pretax	$(10,107)	$(963)	$(14,329)	$(4,135)
Income tax benefit	3,876	372	5,554	1,598
Loss from operations of disposal group, aftertax	(6,231)	(591)	(8,775)	(2,537)

Impairment charge, pretax	-	-	(14,492)	-
Income tax benefit on impairment charge	-	-	2,427	-
Impairment charge, aftertax	-	-	(12,065)	-

Loss from discontinued operations, aftertax	$(6,231)	$(591)	$(20,840)	$(2,537)

Loss from operations of disposal group per diluted share	$(0.05)	$(0.01)	$(0.07)	$(0.02)
Loss from impairment charge per diluted share	-	-	(0.10)	-
Loss from discontinued operations per diluted share	$(0.05)	$(0.01)	$(0.18)	$(0.02)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)	In the second quarter of 2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the disposal group”) that are non- strategic in nature. The disposal group, historically part of Omnicare’s Pharmacy Services segment, primarily represents ancillary businesses which accompanied other more strategic assets obtained by Omnicare in connection with the Company’s institutional pharmacy acquisition program. The results from continuing operations for all periods presented have been revised to reflect the results of the disposal group as discontinued operations, including certain expenses of the Company related to the divestiture. The Company anticipates completing the divestiture within twelve months. All amounts disclosed herein relate to the Company’s continuing operations unless otherwise stated.

(b)	Effective January 1, 2009, the Company retrospectively adopted the provisions of new authoritative guidance regarding the accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). Financial statements for all prior periods presented have been restated for this change in accounting.

(c)	In accordance with the authoritative guidance for income statement characterization of reimbursements received for ‘out-of-pocket’ expenses incurred, Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. This authoritative guidance relates solely to the Company’s contract research services business.

(d)	EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(e)	The three months ended September 30, 2009 and 2008 continuing operations include the following special items and accounting change impacts totaling $17,547 and $28,848 pretax, respectively ($10,754 and $17,632 aftertax, respectively):

(i) For the three months ended September 30, 2009 and 2008, operating income includes restructuring and other related charges of $6,295 and $7,655 before taxes ($3,863 and $4,651 after taxes, or $0.03 and $0.04 per diluted share), respectively. This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth, as well as other realignment and right-sizing across the entire organization.

(ii) The three months ended September 30, 2009 and 2008 also include special litigation and other related professional fees of $1,739 and $13,479 before taxes ($1,058 and $8,179 after taxes, or $0.01 and $0.07 per diluted share), respectively. The $1,739 pretax charge for the three months ended September 30, 2009 includes litigation-related professional expenses in connection with the

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”), the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party, the inquiry conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, certain other large customer disputes, and the purported class and derivative actions. The $13,479 pretax charge for the three months ended September 30, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other larger customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party.

(iii)	For the three months ended September 30, 2009, operating income includes a special charge of $2,032 before taxes ($1,755 and $277 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,248 after taxes, or $0.01 per diluted share) for additional costs precipitated by the previously disclosed quality control, product recall and fire issues at one of the Company’s repackaging locations (“Repack Matters”). For the three months ended September 30, 2008, operating income includes a special charge of $1,170 before taxes ($1,041 and $129 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($709 after taxes, or $0.01 per diluted share) for costs associated with the Repack Matters.

(iv)	For the three months ended September 30, 2009, operating income included acquisition and other related costs/(credit) of $(632) before taxes ($(393) after taxes, or $(0.00) per diluted share) related to the implementation of the authoritative guidance for business combinations accounting change. This amount primarily relates to a reduction in the Company’s original estimate of contingent consideration payable for an acquisition, partially offset by professional fees and acquisition related restructuring costs for 2009 acquisitions.

(v)	For the three months ended September 30, 2009, selling, general and administrative expenses included charges of $1,054 before taxes ($645 after taxes, or $0.01 per diluted share) relating to the prior implementation of the authoritative guidance for share-based payment accounting change, which primarily relates to stock option expense. This guidance requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values. The incremental costs related to this authoritative guidance in the comparable prior period were not considered significant.

(vi)	For the three months ended September 30, 2009 and 2008, the Company recorded amortization of discount on convertible notes of $7,059 and $6,544 before taxes ($4,333 and $4,093 after taxes, or $0.04 and $0.03 per diluted share),

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

respectively, for a non-cash increase in pretax interest expense related to the accounting change for the retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

(f)	The nine months ended September 30, 2009 and 2008 continuing operations include the following special items and accounting change impacts totaling $123,315 and $100,098 pretax, respectively ($87,380 and $61,455 aftertax, respectively):

	(i)	For the nine months ended September 30, 2009 and 2008, operating income includes restructuring and other related charges of $19,095 and $24,887 before taxes ($11,768 and $15,211 after taxes, or $0.10 and $0.13 per diluted share), respectively. This charge relates to the implementation of the aforementioned “Omnicare Full Potential” Plan.

	(ii)	The nine months ended September 30, 2009 and 2008 also include special litigation and other related professional fees of $71,761 and $51,143 before taxes ($55,607 and $31,259 after taxes, or $0.47 and $0.26 per diluted share), respectively. The $71,761 pretax charge for the nine months ended September 30, 2009 includes litigation-related settlements and professional expenses in connection with the Company’s lawsuit against United, the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party, certain other large customer disputes, the inquiry conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions and the purported class and derivative actions. The $51,143 pretax charge for the nine months ended September 30, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other larger customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas related to other legal proceedings to which the Company is not a party.

	(iii)	For the nine months ended September 30, 2009, operating income includes a special charge of $5,221 before taxes ($3,672 and $1,549 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($3,218 after taxes, or $0.03 per diluted share) for additional costs precipitated by the previously disclosed Repack Matters. For the nine months ended September

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

30, 2008, operating income includes a special charge of $4,803 before taxes ($4,175 and $628 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($2,936 after taxes, or $0.02 per diluted share) for costs associated with the Repack Matters.

(iv)	For the nine months ended September 30, 2009, operating income included acquisition and other related costs of $2,218 before taxes ($1,367 after taxes, or $0.01 per diluted share) related to the implementation of the authoritative guidance for business combinations accounting change. These expenses were primarily related to professional fees for 2009 acquisitions, partially offset by a reduction in the Company’s original estimate of contingent consideration payable for an acquisition.

(v)	For the nine months ended September 30, 2009, selling, general and administrative expenses included charges of $4,237 before taxes ($2,611 after taxes, or $0.02 per diluted share) relating to the prior implementation of the authoritative guidance for share-based payment accounting change, which primarily relates to stock option expense. This guidance requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values. The incremental costs related to the prior implementation of this authoritative guidance in the comparable prior period were not considered significant.

(vi)	For the nine months ended September 30, 2009 and 2008, the Company recorded amortization of discount on convertible notes of $20,783 and $19,265 before taxes ($12,809 and $12,049 after taxes, or $0.11 and $0.10 per diluted share), respectively, for a non-cash increase in pretax interest expense related to the retrospective adoption of the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) accounting change.

(g)	Income tax expense for the three and nine months ended September 30, 2009 was reduced by approximately $19 million ($0.16 per diluted share) primarily due to the reversal of certain unrecognized tax benefits for tax positions settled through the expiration of statutes of limitations.

(h)	Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations and by excluding certain non-cash charges, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(i)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to the authoritative guidance for income statement

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

characterization of reimbursements received for “out-of-pocket” expenses incurred, as previously discussed in footnote (c) above.

(j)	The noted presentation for the three and nine months ended September 30, 2009 and 2008 excludes the special items and accounting change impacts discussed in footnote (e) and (f) above. Management believes these items are not related to Omnicare’s ordinary course of business and/or are non-cash in nature, as previously discussed in footnote (h) above.

(k)	EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(l)	Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.